Exhibit 99.1
The Norinchukin Bank
NEW YORK BRANCH

PHONE: (212) 697-1717 FAX: (212) 697-5754	245 PARK AVENUE 29TH FLOOR NEW YORK, NY 10167
Acceptance of Extension
April 17, 2006
To:   The Talbots, Inc.
Re:   Revolving Credit Agreement dated as of January 25, 1994; First Amendment, dated as of November 21, 1995; Second Amendment, dated as of April 18, 1996; Third Amendment, dated as of April 17, 1998; and Fourth Amendment Agreement, dated as of April 16, 1999, between The Talbots, Inc. as borrower, and The Norinchukin Bank (the “Agreement”)
Dear Sirs:
Pursuant to Section 14 (j)(ii) of the Agreement, we hereby irrevocably accept your one year extension of the Revolving Credit Period (as defined in the Agreement) so that the Revolving Credit Period would expire on April 17, 2008.
Very truly yours,
The Norinchukin Bank,
New York Branch

By:	/s/ Toshifumi Tsukitani
Toshifumi Tsukitani
General Manager